Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Company Reports Double-Digit Quarterly Revenue Growth of 44% to $9.1 Million

Second Quarter 2016 GAAP Net Loss of less than ($0.1) million;

Non-GAAP Net Income of $2.1 million, or Nearly Double from Second Quarter 2015

Second Quarter Adjusted EBITDA Growth of 44% to of $2.7 million

Company Announces Successful Launch of IMNYC Isaac Mizrahi, H Halston, and Highline Collective Brands Apparel at Lord & Taylor and Hudson’s Bay Department Stores

NEW YORK, NY (August 9, 2016) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a brand management and media company, today announced its financial results for the second quarter and six months ended June 30, 2016.

“We are pleased to report another quarter of double-digit top-line growth, and are also excited to announce that during the quarter we successfully launched the IMNYC Isaac Mizrahi, H Halston, and Highline Collective brands at Lord & Taylor and Hudson’s Bay department stores,” said Robert W. D'Loren, Xcel's Chairman and Chief Executive Officer. He further stated, “I am pleased with the historical and continued growth in our interactive television business. We are also focused on gaining market share in the bricks and mortar channel, and plan to continue to invest in our quick-time-response short lead time production platform to drive growth in this channel.”

Second Quarter 2016

Total revenue for the second quarter of fiscal 2016 increased 44% to $9.1 million, compared with $6.3 million for the prior year quarter.

GAAP net loss was less than ($0.1) million for the quarter ended June 30, 2016, or ($0.00) per share, compared with net income of $2.1 million, or $0.13 per share on a diluted basis, in the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarter ended June 30, 2016 was $2.1 million, or $0.11 per diluted share, compared with $1.1 million, or $0.07 per diluted share in the prior year quarter.

Adjusted EBITDA for the quarter ended June 30, 2016 increased by $0.8 million or approximately 44% to $2.7 million, compared with $1.9 million for the quarter ended June 30, 2015.

First Six Months of Fiscal 2016

Total revenue for the six months ended June 30, 2016 increased 36% to $17.5 million, compared with $12.9 million in the same period in 2015.

GAAP net loss was ($0.1) million for the six months ended June 30, 2016, or ($0.01) per share, compared with net income of $1.8 million, or $0.11 per share on a diluted basis, for the six months ended June 30, 2015. After adjusting for certain cash and non-cash items, non-GAAP net income for the six months ended June 30, 2016 was $3.4 million, or $0.17 per diluted share, compared with $2.8 million, or $0.18 per diluted share, for the same period in the prior year.

Adjusted EBITDA for the six months ended June 30, 2016 increased to $4.7 million from $4.1 million for the same period in the prior year.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at June 30, 2016 remains strong, with stockholders' equity of $102.3 million as of June 30, 2016, cash and cash equivalents of approximately $13.5 million, and adjusted working capital (which excludes obligations payable in stock) of approximately $16.5 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Tuesday, August 9, 2016. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 877-681-3378. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 3010924.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a brand management and media company engaged in the design, production, licensing, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering an omnichannel sales strategy which includes the promotion and sale of products under its brands through direct-response television, internet, brick and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2015 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Hunter Wells / John Mills

ICR

646-277-1246

Hunter.wells@icrinc.com / John.mills@icrinc.com

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$13,471	$16,860
Accounts receivable, net	10,077	7,594
Prepaid expenses and other current assets	567	655
Total current assets	24,115	25,109
Property and equipment, net	2,369	871
Trademarks and other intangibles, net	111,759	112,323
Goodwill	12,371	12,371
Restricted cash	1,509	1,109
Other assets	282	343
Total non-current assets	128,290	127,017
Total Assets	$152,405	$152,126

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$3,822	$3,372
Deferred revenue	39	597
Current portion of long-term debt	8,058	8,918
Current portion of long-term debt, contingent obligations	-	250
Total current liabilities	11,919	13,137
Long-Term Liabilities:
Long-term debt, less current portion	29,843	31,860
Deferred tax liabilities, net	6,490	6,749
Other long-term liabilities	1,821	297
Total long-term liabilities	38,154	38,906
Total Liabilities	50,073	52,043

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 35,000,000 shares authorized at June 30, 2016 and
December 31, 2015, and 18,670,686 and 18,434,634 issued and outstanding at
June 30, 2016 and December 31, 2015, respectively	19	18
Paid-in capital	96,382	93,999
Retained earnings	5,931	6,066
Total Stockholders' Equity	102,332	100,083

Total Liabilities and Stockholders' Equity	$152,405	$152,126

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Net licensing revenue	$9,092	$6,269	$17,437	$12,793
Net e-commerce sales	24	52	71	119
Total revenues	9,116	6,321	17,508	12,912
Cost of goods sold	36	35	106	80
Gross profit	9,080	6,286	17,402	12,832

Operating expenses
Salaries, benefits and employment taxes	4,217	3,073	8,427	6,176
Other design and marketing costs	831	808	1,660	1,092
Other selling, general and administrative expenses	1,988	535	3,294	1,521
Stock-based compensation	1,453	1,108	2,665	2,121
Depreciation and amortization	359	318	785	580
Total operating expenses	8,848	5,842	16,831	11,490

Other expenses (income)
Gain on reduction of contingent obligation	-	(3,000)	-	(3,000)
Loss on extinguishment of debt	-	760	-	1,371
Total other income, net	-	(2,240)	-	(1,629)

Operating income	232	2,684	571	2,971

Interest and finance expense
Interest expense - term debt	352	309	663	621
Other interest and finance charges	178	124	302	323
Total interest and finance expense	530	433	965	944

Income (loss) from continuing operations before income taxes	(298)	2,251	(394)	2,027

Income tax (benefit) provision	(208)	90	(259)	(16)

Income (loss) from continuing operations	(90)	2,161	(135)	2,043

Loss from discontinued operations, net	-	(54)	-	(267)

Net income (loss)	$(90)	$2,107	$(135)	$1,776

Basic and diluted net (loss) income per share:
Continuing operations	$(0.00)	$0.15	$(0.01)	$0.14
Discontinued operations, net	-	(0.01)	-	(0.02)
Net (loss) income	$(0.00)	$0.14	$(0.01)	$0.12

Diluted net (loss) income per share:
Continuing operations	$(0.00)	$0.14	$(0.01)	$0.13
Discontinued operations, net	-	(0.01)	-	(0.02)
Net (loss) income	$(0.00)	$0.13	$(0.01)	$0.11

Basic weighted average common shares outstanding	18,671,648	14,850,874	18,565,198	14,462,305
Diluted weighted average common shares outstanding	18,671,648	15,963,975	18,565,198	15,575,406

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months Ended June 30,
	2016	2015

Cash flows from operating activities
Net (loss) income	$(135)	$1,776
Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Loss from discontinued operations, net	-	267
Depreciation and amortization expense	785	580
Amortization of deferred finance costs	94	77
Stock-based compensation	2,665	2,121
Recovery of allowance for doubtful accounts	-	(21)
Amortization of note discount	158	246
Deferred income tax benefit	(259)	(85)
Tax benefit from vested stock grants and exercised options	-	(69)
Non-cash property exit charge	648	-
Gain on reduction of contingent obligation	-	(3,000)
Loss on extinguishment of debt	-	1,371
Changes in operating assets and liabilities:
Accounts receivable	(2,484)	(2,903)
Prepaid expenses and other assets	92	(204)
Accounts payable, accrued expenses and other current liabilities	449	(1,010)
Deferred revenue	(558)	(78)
Other liabilities	875	(23)
Net cash provided by (used in) operating activities from continuing operations	2,330	(955)
Net cash provided by operating activities from discontinued operations, net	-	207
Net cash provided by (used in) operating activities	2,330	(748)

Cash flows from investing activities
Cash consideration for asset acquisition of the H Halston Brand	-	(14)
Advance deposit for asset acquisition of the C Wonder Brand	-	(300)
Purchase of property and equipment	(1,718)	(47)
Restricted cash for security deposits	(400)	(1,109)
Net cash used in investing activities	(2,118)	(1,470)

Cash flows from financing activities
Proceeds from exercise of stock options	20	-
Tax benefit from vested stock grants and exercised options	-	69
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(302)	-
Payment of deferred finance costs	(69)	(10)
Costs associated with equity offering	-	(316)
Payment of long-term debt	(3,000)	(1,256)
Payment of QVC earnout obligation	(250)	-
Payment of installment obligations related to the acquisition of the Ripka Brand	-	(2,183)
Net cash used in financing activities	(3,601)	(3,696)

Net decrease in cash and cash equivalents	(3,389)	(5,914)

Cash and cash equivalents, beginning of period	16,860	8,531

Cash and cash equivalents, end of period	$13,471	$2,617

Supplemental disclosure of non-cash activities:
Issuance of common stock as payment for a portion of the Ripka Seller Notes	$-	$5,401

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$118	$437
Cash paid during the period for interest	$560	$610

Xcel Brands, Inc. and Subsidiaries
Reconciliation of Non-GAAP measures

Non-GAAP net income:
	Quarter Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2016	2015	2016	2015

Net (loss) income	$(90)	$2,107	$(135)	$1,776
Non-cash interest and finance expense	80	86	158	246
Stock-based compensation	1,453	1,108	2,665	2,121
Loss on extinguishment of debt	-	760	-	1,371
Gain on reduction of contingent obligations	-	(3,000)	-	(3,000)
Non-recurring property exit charges	670	-	670	-
Loss from discontinued operations, net	-	54	-	267
Non-GAAP net income	$2,113	$1,115	$3,358	$2,781

Non-GAAP diluted EPS:
	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Diluted (loss) earnings per share	$-	$0.13	$(0.01)	$0.11
Non-cash interest and finance expense	$-	(0.00)	$0.01	0.01
Stock-based compensation	$0.08	0.07	$0.14	0.14
Loss on extinguishment of debt	$-	0.05	$-	0.09
Gain on reduction of contingent obligations	$-	(0.19)	$-	(0.19)
Non-recurring property exit charges	$0.03	-	$0.03	-
Loss from discontinued operations, net	$-	0.01	$-	0.02
Non-GAAP diluted EPS	$0.11	$0.07	$0.17	$0.18

Weighted average shares - Non-GAAP diluted:
	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Basic weighted average shares	18,671,648	14,850,874	18,565,198	14,462,305
Effect of exercising warrants	673,995	971,873	663,270	971,873
Effect of exercising stock options	42,914	141,228	39,777	141,228
Weighted average shares - Non-GAAP diluted	19,388,557	15,963,975	19,268,245	15,575,406

Adjusted EBITDA:
	Quarter Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2016	2015	2016	2015

Net (loss) income	$(90)	$2,107	$(135)	$1,776
Depreciation and amortization	359	318	785	580
Interest and finance expense	530	433	965	944
Income tax (benefit) expense	(208)	90	(259)	(16)
State and local franchise taxes	24	27	49	56
Stock-based compensation	1,453	1,108	2,665	2,121
Loss on extinguishment of debt	-	760	-	1,371
Gain on reduction of contingent obligations	-	(3,000)	-	(3,000)
Non-recurring property exit charges	670	-	670	-
Loss from discontinued operations, net	-	54	-	267
Adjusted EBITDA	$2,738	$1,897	$4,740	$4,099

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss), exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, gain on the reduction of contingent obligations, loss on extinguishment of debt, non-recurring facility exit charges, and net loss from discontinued operations. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) before stock-based compensation, interest expense and other financing costs (including gain (loss) on extinguishment of debt), income taxes, other state and local franchise taxes, depreciation and amortization, gain on the reduction of contingent obligations, non-recurring facility exit charges, and net loss from discontinued operations.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results, and not rely on any single financial measure.